IMAGE INNOVATIONS APPOINTS NBC’s POLITICAL ANALYST AS DIRECTOR

New York, September 7, 2004 Image Innovations Holdings Inc. (OTC BB IMGV.OB - News) today announced the appointment of Jack Jacobs to its Board of Directors.

Jack Jacobs holds Bachelor’s and Master’s degrees from Rutgers University. As a member of the faculty of the US Military Academy, Jacobs taught international relations and comparative politics for three years. From 1983 to 1987 Jacobs taught Military Strategy at the National War College in Washington, DC. He served in Vietnam twice, both times as an advisor to Vietnamese infantry battalions, and he is among the most highly decorated soldiers from that era, having earned three Bronze Stars, two Silver Stars and the Medal of Honor, the nation’s highest combat decoration.

“We are honored to welcome Jack to our Board of Directors,” stated Alain Kardos, CEO of Image Innovations Holdings. “Our Company is gaining Jack’s proven leadership skills and business acumen. He will be a tremendous asset to our Company and our Board as we continue the growth of our Company”.

Jack Jacobs was a founder and Chief Operating Officer of AutoFinance Group Inc, one of the firms to pioneer the securitization of debt instruments. He was a Managing Director of Bankers Trust and of Lehman Brothers until 1996. He is a principal of The Fitzroy Group, a firm that specializes in the development of residential real estate in London, UK and invests both for its own account and in joint ventures with other institutions. He is a trustee of Aegis Investments, and serves on the boards of directors of a number of charitable organizations. Jacobs is the Vice Chairman of the Congressional Medal of Honor Foundation as well as an on-camera military and political analyst for NBC, MSNB and CNBC.

About Image Innovations Holdings Inc. (OTC BB: IMGV.OB - News) www.ImageiiHoldings.com Consists of two wholly owned subsidiaries -- Image Sports & Entertainment (Image Innovations Sports & Entertainment Inc.), which markets and sells celebrity artwork and collectibles, offering unique collectible sports memorabilia through a targeted distribution network of major retailers, cruise ships, military installations and celebrity auction events. Products include limited art creations by renowned artists and feature sports legends with the personal signatures of both the artist and the sports celebrity. For more information about Image Sports & Entertainment visit www.ImageiiSportsEnt.com. Image Innovations (Image Innovations Inc.), has entered into several license agreements with premier sports properties in North America, including the National Football League (NFL), National Hockey League (NHL), Major League Baseball (MLB), Riddell Sports Group and ABC Sports. Backed by these licenses, Image Innovations creates officially licensed products for sports retailers and the corporate market, and is becoming a recognized marketer and manufacturer of officially licensed and promotional products. For more information about Image Innovations visit www.Imageii.com.

This release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends," or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance. We caution you not place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof.

Contact:
Michael Radcliffe
CEO
Image Innovations Sports & Entertainment Inc.
518-589-0226
mradcliffe@imageii.com